Exhibit 10.1

AMENDMENT TO CREDIT AGREEMENT

     THIS AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) dated as of March 12, 2003, is by and between SIEMENS HEARING INSTRUMENTS, INC., a Delaware corporation (“Lender”), with offices at 10 Constitution Avenue, Piscataway, New Jersey 08855, and HearUSA, Inc. (formerly known as HEARX LTD.), a Delaware corporation (“Borrower”), with offices at 1250 Northpoint Parkway, West Palm Beach, Florida 33407.

Background

     A.     Lender and Borrower are parties to a Credit Agreement dated as of December 7, 2001 (the “Credit Agreement”). Pursuant to the Credit Agreement, Lender extended certain loans to the Borrower, in the total original principal amount of $51,875,000, which were evidenced by certain promissory notes of equal date therewith.

     B.     Borrower has requested that Lender amend the Credit Agreement by, among other things, extending a Tranche E term loan facility in the principal amount of $3,500,000.00, pursuant to a new Tranche E Note.

     C.     Lender has agreed to Borrower’s request, on the terms and conditions set forth herein. In connection with the execution and delivery of the new Tranche E Note and the simultaneous amendment of various other related documents and agreements, the parties have agreed to modify, amend and affirm the Credit Agreement as set forth in this Amendment.

     D.     All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

     NOW, THEREFORE, in consideration of the Background, which is incorporated by this reference, other good and valuable consideration, the receipt and sufficiency of which is acknowledged, and the mutual promises and covenants contained in this Amendment, the parties intending to be legally bound, agree as follows:

     1.     Amendment of Credit Agreement.

          The parties agree that the Loan Agreement shall be amended and modified as set forth below, effective as of the date hereof:

a. Amendment of Section 1.01.

     i.     Definitions of the following defined terms set forth in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read:

“Loan Documents” means, collectively, this Agreement, as amended, the Notes, the Collateral Documents, as amended, and each certificate, agreement, amendment, modification or document executed by Borrower or any other Person (other than the Lender) and delivered to the Lender in connection with or pursuant to any of the foregoing.

Exhibit 10.1

“Loans” means, collectively, the Tranche A Loan, the Tranche B Loans, the Tranche C Loan, the Tranche D Loans and the Tranche E Loan.

“Maturity Date” means the fifth anniversary of the Closing Date with respect to the Tranche A Loan, the Tranche B Loans, the Tranche C Loan, and the Tranche D Loan; and the fifth anniversary of the date the Tranche E Note is funded.

“Notes” means, collectively, the Tranche A Note, the Tranche B Note, the Tranche C Note, the Tranche D Note and the Tranche E Note.

     ii.     Section 1.01 shall be further amended to include the following additional defined terms:

“Tranche E Loan” has the meaning specified in Section 2.01(g).

“Tranche E Loan Closing Date” means March 12, 2003, or such later date as the Tranche E loan is funded.

“Tranche E Note” means the promissory note of the Borrower dated March 12, 2003, payable to the order of the Lender in the aggregate principal amount of $3,500,000.00.

                   b.     Amendment of Section 2.01. Section 2.01 of the Credit Agreement is amended by adding the following:

(g)	Tranche E Loan. On and subject to the conditions contained in Article IV of the Credit Agreement, on the Tranche E Loan Closing Date, the Lender agrees to make a single term loan to the Borrower (the “Tranche E Loan”) in the aggregate principal amount of $3,500,000, which will be evidenced by the Tranche E Note. The Tranche E Loan may, at the Borrower’s option, be repaid pursuant to Section 2.04 hereof.

                   c.     Amendment of Section 2.03. Section 2.03 of the Credit Agreement is amended by adding the following:

(e)	Repayment of the Tranche E Loan. Beginning on the first day of the month following the Tranche E Closing Date, Borrower, shall repay the Tranche E Loan in monthly payments over a period of five years, with interest only during the twelve calendar months immediately following the Tranche E Loan Closing Date at the rate set forth in Section 2.06 (c) of this Agreement, and equal payments of principal and interest thereafter, in accordance with the repayment schedule attached hereto as Schedule 2.03(e), and made a part hereof.

                   d.     Amendment of Section 2.06. Section 2.06 of the Credit Agreement is amended by adding the following:

(c) The Borrower shall pay accrued interest on the unpaid principal amount of the Trance E Loan from the date made until the principal amount thereof shall be paid in full, at a rate per annum equal at all times to ten percent (10%), payable as set forth in Section 2.03(e) hereof.

Exhibit 10.1

     2.     Affirmation.

            Except as modified herein, the Credit Agreement and Loan Documents shall remain in full force and effect.

     3.     Non-Waiver.

Nothing contained herein and no action by Lender shall be deemed to constitute a waiver of any Default (if any) under the Loan Documents.

     4.     Representations of Borrower.

            a.     Authority. Borrower has the authority to enter into and perform its obligations under this Amendment. The execution, delivery and performance of this Amendment have been duly authorized by all requisite action of Borrower.

            b.     Enforceability. This Amendment constitutes the legal, valid and binding obligations of Borrower and is enforceable against Borrower in accordance with its terms.

            c.     No Conflict. The execution and delivery of this Amendment and the performance of the transactions contemplated hereby by Borrower do not conflict with or result in any violation of Borrower’s organizational documents or any statute, rule or regulation applicable to or binding upon Borrower. The execution, delivery and performance of this Amendment will not conflict with or result in any violation of any provision of any agreement, contract, instrument, order, writ, judgment, decree or other undertaking to which Borrower is a party or is obligated or by which Borrower’s property is bound.

            d.     Authorization. The signatory executing this Amendment on behalf of Borrower has been authorized by Borrower to so execute this Amendment and the execution of this Amendment has been authorized by proper resolution of Borrower.

            e.     Credit Agreement Representations. Borrower hereby reaffirms all of its representations and warranties set forth in Article IV of the Credit Agreement as of the date hereof.

     5.     General Provisions.

            a.     Reaffirmation of Indebtedness. Borrower hereby acknowledges the Indebtedness due to Lender and represents and warrants to Lender that it has no counterclaim, defenses or offsets to any of its obligations under the Credit Agreement and Loan Documents. Borrower acknowledges that Lender has not by virtue of this Amendment waived any right or remedy which it may possess by virtue of any actions or defaults of Borrower in conjunction with its obligations under the Loan Documents.

            b.     Entire Agreement. This Amendment together with amendments to certain other Loan Documents delivered simultaneously herewith, if any, or referred to herein, constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements, whether written or oral, except as otherwise provided herein.

            c.     Amendment. No provision of this Amendment may be waived or changed orally, but only by instrument in writing, signed by the party against whom enforcement of such change or waiver is sought.

            d.     Notices. All notices and other communications hereunder shall be in writing and shall be effective when delivered personally or when mailed by certified or registered mail (return receipt requested) addressed at the addresses set forth hereinabove or to such other addresses as a party may designate to the other in writing.

Exhibit 10.1

            e.     Effective Date. This Amendment and the amendments provided for herein shall take effect as of the date provided for herein or otherwise as of the date of this Amendment set forth hereinabove.

            f.     Unenforceability. Any provision of this Amendment which is prohibited or unenforceable shall be deemed severed from this Amendment without invalidating the remaining provisions or affecting the validity or enforceability of the remainder of this Amendment.

            g.     Counterpart Execution. This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto were upon the same instrument.

            h.     Headings. The Section headings contained herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Amendment.

            i.     Third Parties. None of the obligations hereunder of any party shall inure to or be enforceable by any party other than a party of this Amendment.

            j.     Binding Effect. This Amendment shall be binding upon, and shall inure to the benefit of, the successors in interest and the permitted assigns of the parties hereto.

            k.     Default. Except as expressly set forth herein, Lender hereby specifically reserves all of its rights and remedies under the Credit Agreement and Loan Documents. If Borrower fails to perform its obligations under this Amendment, Borrower shall be in default hereunder and said default shall be a Default under the Loan Documents.

            l.     Other Documents. Lender and Borrower agree to execute any and all other documents and to take such other actions as may be necessary to carry out the terms of this Amendment. All other documents shall be in a form and content acceptable to Lender.

            m.     Release and Covenant Not to Sue. Borrower for itself, its officers, directors, employees, affiliates, successors and assigns, and all others claiming by or through them, hereby covenant that they will not bring, commence, prosecute or maintain any suit, action or proceeding, either at law or in equity, in any court of the United States or of any State thereof, arising up to the date of this Amendment under or by virtue of the Loan Documents or with respect to the Loans in any manner or arising out of any negotiations or communications entertained in connection with this Amendment. The Borrower, for itself, its officers, directors, employees, affiliates, successors and assigns, and all others claiming by or through it, hereby fully and forever release and discharge Lender, its officers, directors, agents and employees, affiliates, predecessors in interest, successors and assigns, from any and all causes of action, whether sounding in contract or in tort, or otherwise, and any and all liability, accrued or unaccrued, known or unknown, fixed or contingent, on account of any and all claims, demands, and causes of action for all losses, damages, expenses or liabilities to Borrower, its officers, directors, employees, affiliates, successors and assigns, and all others claiming by or through them, arising up to the date of this Amendment out of the Loan Documents or with respect to the Loans in any manner or arising out of any negotiations or communications entertained in connection with this Amendment. The parties acknowledge and agree that Borrower’s release and covenant not to sue contained in this Section does not apply to claims, actions and causes of action arising after the date of this Amendment.

            n.     Waiver of Trial by Jury. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVES ANY RIGHT BORROWER MAY HAVE OR HEREAFTER ACQUIRES TO A TRIAL BY JURY IN RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT. Borrower hereby certifies that neither Lender nor any of its representatives, agents or counsel has represented, expressly or otherwise, that Lender would not, in the

Exhibit 10.1

event of any such suit, action or proceeding seek to enforce this waiver of right to trial by jury. Borrower acknowledges that it has made this waiver knowingly, voluntarily and intentionally.

            o.     Governing Law. This Amendment shall be governed by and construed in accordance with New York law without regard to conflict of law principles.

Exhibit 10.1

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Amendment to be executed, all as of the day and year first above written.

HearUSA, Inc.

By: /s/ Stephen Hansbrough Name: Stephen Hansbrough Title: Chief Executive Officer

Siemens Hearing Instruments, Inc.

By: /s/ John R. Krauter Name: John R. Krauter Title: Senior Vice President, CFO